Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
American Oriental Bioengineering, Inc.


We consent to the incorporation by reference in the foregoing Post-Effective Amendment to Form SB-2 on Form S-3 of our report dated March 13, 2006, relating to the consolidated financial statements of American Oriental Bioengineering, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004, which appears in the American Oriental Bioengineering, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 30, 2006. We also consent to the reference to our firm under the caption "Experts".



                                                 /s/ WEINBERG & COMPANY, P.A.
                                                 ----------------------------
                                                 WEINBERG & COMPANY, P.A.
                                                 Certified Public Accountants


Boca Raton, Florida
July 25, 2006